Exhibit 99.5
NOTICE OF INTENT TO PURCHASE OR OTHERWISE
ACQUIRE TAX OWNERSHIP OF STOCK
     PLEASE TAKE NOTICE that [                    ] intends to purchase or otherwise acquire Tax Ownership of [                    ] shares of the Stock (the “Proposed Transaction”).
     PLEASE TAKE FURTHER NOTICE that, prior to giving effect to the Proposed Transaction, [                    ] has Tax Ownership of [                    ] shares of the Stock.
     PLEASE TAKE FURTHER NOTICE that, after giving effect to the Proposed Transaction, [                    ] would have Tax Ownership of [                    ] shares of the Stock.
     PLEASE TAKE FURTHER NOTICE that this notice is being served upon [                    ].
     [                    ] further acknowledges and agrees that (i) if the Debtor file a written objection to the Proposed Transaction within twenty (20) calendar days of the date of this notice, the Proposed Transaction may not be consummated unless approved by a final and nonappealable order of the Court; (ii) any transaction purportedly consummated in violation of the Order will be void ab initio and will result in the imposition of sanctions as provided in the Order; and (iii) any further transactions contemplated by [                    ] that may result in [                    ] purchasing or otherwise acquiring Tax Ownership of additional Stock will each require an additional notice to be served in the same manner as this notice.

Respectfully submitted,

[Name]
[Address] [Telephone] [Facsimile]

Dated: [                     __], [____]